Exhibit 99.1

P3 Health Partners Announces Fourth Quarter and Full Year 2025 Results

Providing 2026 Guidance, Indicating a $10 Million Adjusted EBITDA Midpoint
Management to Host Conference Call and Webcast March 26, 2026 at 4:30 PM ET
HENDERSON, NV—March 26, 2026—P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the fourth quarter and full year ended December 31, 2025, and provided 2026 guidance.
"2025 was a year of meaningful progress in repositioning the business. We strengthened our contract economics, improved provider alignment, and built a more disciplined operating foundation. With that work in place, we enter 2026 with a clear path to profitability and approximately $170 million of expected year-over-year EBITDA improvement at the midpoint of our guidance range," said Aric Coffman, CEO of P3. "Additionally, our new Medicare Advantage geography reflects our approach to smart growth with a deliberate glidepath toward full risk that we believe will strengthen the long-term earnings power of the platform."
Fourth Quarter 2025 Financial Results
•At-risk membership was approximately 115,000, a decrease of approximately 9% compared to the same quarter prior year.
•Total revenue was $384.8 million compared to $370.7 million in the prior year quarter; capitated revenue PMPM improved 9% year-over-year to $1,060.
•Medical margin(1) was negative $28.7 million or negative $83 PMPM, compared to $7.3 million, $19 PMPM in the prior year quarter.
•Net loss was $165.7 million compared to a net loss of $129.1 million in the fourth quarter of the prior year.
•Adjusted EBITDA loss(1) was $76.1 million compared to an Adjusted EBITDA loss(1) of $67.6 million in the same quarter prior year.

Full-Year 2025 Financial Results
•At-risk membership was approximately 116,000, a decrease of approximately 8% compared to approximately 126,000 in the prior year, driven by intentional network alignment.
•Total revenue was $1.46 billion compared to $1.50 billion in the prior year; capitated revenue PMPM improved 5% year-over-year to $1,026.
•Medical margin(1) was $23.5 million, or $17 PMPM(1); on a normalized basis, medical margin was $53.4 million, or $38 PMPM, compared to $51.5 million or $34 PMPM, in the prior year.
•Net loss was $323.1 million compared to a net loss of $310.4 million in the prior year.
•Adjusted EBITDA loss(1) was $161.3 million compared to an Adjusted EBITDA loss(1) of $167.2 million in the prior year; on a normalized basis, Adjusted EBITDA loss was $149.1 million compared to $193.0 million in 2024, a $43.9 million year-over-year improvement.

2026 Guidance
•Adjusted EBITDA expected in the range of of negative $20 million to positive $40 million, with the midpoint of $10 million, representing approximately $170 million in year-over-year improvement.

	Year Ending December 31, 2026
	Low	High
At-risk Members(2)	107,000	117,000
Total Revenues (in millions)	$1,500	$1,700
Medical Margin(1)(3) (in millions)	$160	$200
Medical Margin(3) PMPM	$120	$150
Adjusted EBITDA(3) (in millions)	$(20)	$40
(1)Adjusted EBITDA, Adjusted EBITDA per member, per month (“PMPM”), Normalized Adjusted EBITDA, Normalized Adjusted EBITDA PMPM, medical margin, and medical margin PMPM are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures, if applicable, and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”
(2)See “Key Performance Metrics” for additional information on how the Company defines “at-risk members.”
(3)     The Company is not able to provide a quantitative reconciliation of guidance for Adjusted EBITDA, medical margin and medical margin PMPM to net income (loss), gross profit and gross profit PMPM, the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss), because of the uncertainty around certain items that may impact net income (loss), gross profit (loss) or gross profit (loss) PMPM that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.
The foregoing 2026 outlook statement represents management's current estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the “Cautionary Note Regarding Forward-Looking Statements” included in this release. Management does not assume any obligation to update these estimates.
Management to Host Conference Call and Webcast on March 26, 2026 at 4:30 PM ET

Title & Webcast	P3 Health Fourth Quarter and Full Year 2025 Earnings Conference Call
Date & Time	March 26, 2026, 4:30pm Eastern Time
Conference Call Details	Toll-Free 1-833-316-0546 (US) International 1-412-317-0692 Ask to be joined into the P3 Health Partners call
The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available at ir.p3hp.org website in advance of the conference call. An archived recording of the webcast will be available at ir.p3hp.org for a period of 90 days following the conference call.

About P3 Health Partners (NASDAQ: PIII):
P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,400 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 23 counties across four states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on on LinkedIn and Facebook.

Non-GAAP Financial Measures
In addition to the financial results prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and Adjusted EBITDA PMPM, Normalized Adjusted EBITDA and Normalized Adjusted EBITDA PMPM, medical margin, and medical margin PMPM. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude the effect of certain supplemental adjustments, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (iii) equity-based compensation expense, (iv) certain transaction and other related costs and (v) certain other items that we believe are not indicative of our core operating performances. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk Medicare members each month divided by the number of months in the period. Normalized Adjusted EBITDA is defined as Adjusted EBITDA, further adjusted to exclude revenue adjustments related to prior year developments, claims expenses related to prior year dates of service, and other network expenses attributable to prior years. Normalized Adjusted EBITDA PMPM is defined as Normalized Adjusted EBITDA divided by the number of at-risk Medicare members each month divided by the number of months in the period. We believe these non‐GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitation revenue after medical claims expenses are deducted and medical margin PMPM is defined as medical margin divided by the number of Medicare members each month divided by the number of months in the period. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The tables at the end of this press release present a reconciliation of Adjusted EBITDA and Normalized Adjusted EBITDA to net income (loss) and Adjusted EBITDA PMPM to net income (loss) PMPM, medical margin to gross profit, and medical margin PMPM to gross profit PMPM, which are the most directly comparable financial measures calculated in accordance with GAAP.
Key Performance Metrics
In addition to our GAAP and non-GAAP financial information, the Company also monitors “at-risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare members for whom we receive a fixed percentage of premium under capitation arrangements as of the end of a particular period.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; and the Company’s ability to execute on its identified strategic improvement opportunities, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, our ability to continue as a going concern; our potential need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations; our ability to achieve or maintain profitability; our ability to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders if future operating performance were to fall below current projections, and if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for goodwill and/or other intangible asset impairment; our ability to identify and develop successful new geographies, physician partners, payors and patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payors; the impact of fluctuations in risk adjustments; our ability to establish and maintain effective internal controls; our ability to maintain compliance with California regulations related to financial solvency and operational performance; our ability to maintain the listing of our securities on Nasdaq; increased labor costs and medical expense; our ability to recruit and retain qualified team members and independent physicians; and the factors described under Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, the soon-to-be-filed Annual Report on Form 10-K for the year ended December 31, 2025, and in our subsequent filings with the SEC.
All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

David Deuchler
Investor Relations
Gilmartin Group
investors@p3hp.org

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash	$25,012	$38,816
Restricted cash	795	5,286
Health plan receivable, net of allowance for credit losses of $281 and $150 as of December 31, 2025 and 2024, respectively	92,458	121,266
Clinic fees, insurance and other receivables	3,379	3,947
Prepaid expenses and other current assets	11,439	14,422
Assets held for sale	—	403
TOTAL CURRENT ASSETS	133,083	184,140
Property and equipment, net	3,374	5,734
Intangible assets, net	492,423	574,350
Other long-term assets	27,761	19,196
TOTAL ASSETS (1)	$656,641	$783,420
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,715	$8,442
Accrued expenses and other current liabilities	42,391	29,416
Accrued payroll	1,950	2,722
Health plan settlements payable	69,830	55,565
Claims payable	287,790	255,089
Premium deficiency reserve	86,116	67,368
Accrued interest	429	2,305
Current portion of long-term debt	45,036	75,155
Liabilities held for sale	—	353
TOTAL CURRENT LIABILITIES	545,257	496,415
Operating lease liability	11,475	11,339
Warrant liabilities	2,462	10,312
Long-term debt, net	228,374	108,907
Other Long-Term Liabilities	9,308	6,918
TOTAL LIABILITIES (1)	796,876	633,891
COMMITMENTS AND CONTINGENCIES (Note 14)
MEZZANINE EQUITY:
Redeemable non-controlling interest	14,997	73,593
STOCKHOLDERS’ (DEFICIT) EQUITY:
Class A common stock, $0.0001 par value; 800,000 shares authorized; 3,286 and 3,257 shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Class V common stock, $0.0001 par value; 205,000 shares authorized; 3,919 and 3,919 shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Additional paid in capital	495,909	579,129
Accumulated deficit	(651,141)	(503,193)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(155,232)	75,936
TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ (DEFICIT) EQUITY	$656,641	$783,420
____________________
(1)The Company’s consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). As discussed in Note 21 “Variable Interest Entities,” P3 LLC is itself a VIE. P3 LLC represents substantially all the assets and liabilities of the Company. As a result, the language and amounts below refer only to VIEs held at the P3 LLC level. The consolidated balance sheets include total assets that can be used only to settle obligations of P3 LLC’s consolidated VIEs totaling $8.2 million and $9.3 million as of December 31, 2025 and 2024, respectively, and total liabilities of P3 LLC’s consolidated VIEs for which creditors do not have recourse to the general credit of the Company totaled $6.6 million and $14.9 million as of December 31, 2025 and 2024, respectively. These VIE assets and liabilities do not include $46.8 million and $40.3 million of net amounts due to affiliates as of December 31, 2025 and 2024, respectively, as these are eliminated in consolidation and not presented within the consolidated balance sheets.
All periods presented have been retroactively adjusted to reflect the 1-for-50 reverse stock split effected on April 11, 2025.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
OPERATING REVENUE:
Capitated revenue	$366,183	$367,456	$1,428,979	$1,483,602
Other revenue	18,631	3,230	30,101	16,853
TOTAL OPERATING REVENUE	384,814	370,686	1,459,080	1,500,455
OPERATING EXPENSE:
Medical expense	426,058	410,224	1,519,240	1,559,372
Premium deficiency reserve	55,414	37,927	18,749	53,698
Corporate, general and administrative expense	35,878	31,366	106,311	112,596
Sales and marketing expense	335	461	918	1,331
Depreciation and amortization	20,995	21,153	84,163	86,058
Impairment of Assets Held for Sale	—	8,058	—	8,058
TOTAL OPERATING EXPENSE	538,680	509,189	1,729,381	1,821,113
OPERATING LOSS	(153,866)	(138,503)	(270,301)	(320,658)
OTHER INCOME (EXPENSE):
Interest expense, net	(15,637)	(6,834)	(55,034)	(22,173)
Mark-to-market of stock warrants	5,066	7,488	7,850	22,114
Other	(2,155)	384	(3,414)	1,457
Gain on asset sale, net	(162)	13,269	(162)	13,269
TOTAL OTHER (EXPENSE) INCOME	(12,888)	14,307	(50,760)	14,667
LOSS BEFORE INCOME TAXES	(166,754)	(124,196)	(321,061)	(305,991)
PROVISION FOR INCOME TAXES	1,040	(4,952)	(2,025)	(4,387)
NET LOSS	(165,714)	(129,148)	(323,086)	(310,378)
LESS: NET LOSS ATTRIBUTABLE TO REDEEMABLE NON-CONTROLLING INTEREST	(90,195)	(70,531)	(175,138)	(174,529)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(75,519)	$(58,617)	$(147,948)	$(135,849)

NET LOSS PER SHARE (Note 17):
Basic	(23.02)	(18.02)	(45.26)	(46.78)
Diluted	(23.02)	(18.02)	(45.26)	(54.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note 17):
Basic	3,281	3,253	3,269	2,904
Diluted	7,200	3,253	3,269	2,940
All periods presented have been retroactively adjusted to reflect the 1-for-50 reverse stock split effected on April 11, 2025.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(323,086)	$(310,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	84,163	86,058
Paid in-kind interest expense	29,718	7,895
Premium deficiency reserve	18,749	53,698
Amortization of original issue discount and debt issuance costs	13,556	87
Mark-to-market adjustment of stock warrants	(7,850)	(22,114)
Equity-based compensation	5,581	5,752
Provision for bad debts	2,996	—
Loss (gain) on asset sale	162	(13,269)
Impairment of assets held for sale	—	8,058
Gain on write off of contingent consideration	—	(4,907)
Deferred income taxes	2,868	(1,090)
Changes in operating assets and liabilities:
Health plan receivable	28,677	(2,769)
Clinic fees, insurance, and other receivable	(2,297)	(990)
Prepaid expenses and other current assets	2,983	(10,834)
Other long-term assets	(3,525)	(43)
Accounts payable, accrued expenses, and other current liabilities	11,108	(8,101)
Accrued payroll	(772)	(784)
Health plan settlements payable	14,265	20,573
Claims payable	32,701	77,080
Accrued interest	(1,876)	—
Other long-term liabilities	—	5,897
Operating lease liability	641	53
Net cash used in operating activities	(91,238)	(110,128)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	79	—
Proceeds from asset sale	50	14,525
Net cash provided by investing activities	129	14,525
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt, net of original issue discount	73,000	88,057
Payment of debt issuance costs	(186)	(103)
Proceeds from liability-classified warrants and private placement offering, net of offering costs paid	—	40,496
Proceeds from at-the-market sales, net of offering costs paid	—	33
Deferred offering costs paid	—	(507)
Payment of tax withholdings upon settlement of restricted stock unit awards	—	(103)
Repayment of short-term and long-term debt	(1,137)	(30,973)
Proceeds from short-term debt	1,137	1,871
Net cash provided by financing activities	72,814	98,771
Net change in cash and restricted cash	(18,295)	3,168
Cash and restricted cash, beginning of year	44,102	40,934
Cash and restricted cash, end of year	$25,807	$44,102

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA LOSS
(in thousands, except PMPM)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(165,714)	$(129,148)	$(323,086)	$(310,378)
Interest expense, net	15,637	6,834	55,034	22,173
Depreciation and amortization	20,995	21,153	84,163	86,058
Income tax provision (benefit)	(1,040)	4,952	2,025	4,387
Mark-to-market of stock warrants	(5,066)	(7,488)	(7,850)	(22,114)
Premium deficiency reserve	55,414	37,927	18,749	53,698
Equity-based compensation	1,099	721	5,581	5,752
Other(1)	2,610	(2,533)	4,108	(6,775)
Adjusted EBITDA loss	$(76,065)	$(67,582)	$(161,276)	$(167,199)
Normalization adjustments(2)	1,301	(6,341)	12,207	(25,788)
Normalized adjusted EBITDA	$(74,764)	$(73,923)	$(149,069)	$(192,987)

Adjusted EBITDA loss PMPM	$(220)	$(179)	$(116)	$(111)
Normalized adjusted EBITDA PMPM	$(216)	$(195)	$(107)	$(128)
_____________________________________________
(1)Other during the year ended December 31, 2025 consisted of (i) interest income, (ii) loss on disposal of certain property and equipment, (iii) severance expense in connection with reorganization of workforce and (iv) legal settlements and valuation allowance on our notes receivable. Other during the year ended December 31, 2024 consisted of (i) interest income, (ii) gain recognized upon the settlement and write-off of contingent consideration related to an acquisition completed in a prior year and (iii) gain recognized on asset sale partially offset by (iv) severance and related expense in connection with our chief executive officer transition, (v) loss on impairment on assets held for sale, and (vi) valuation allowance on our notes receivable.
(2)Amounts represent net impact of revenue adjustments related to prior year developments, claims expenses related to prior year dates of service, and other network expenses attributable to prior years.
MEDICAL MARGIN
(in thousands, except PMPM)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Capitated revenue	$366,183	$367,456	$1,428,979	$1,483,602
Less: medical claims expense	(394,882)	(360,178)	(1,405,451)	(1,398,143)
Medical margin	$(28,699)	$7,278	$23,528	$85,459
Medical margin PMPM	$(83)	$19	$17	$57
RECONCILIATION OF GROSS PROFIT (LOSS) TO MEDICAL MARGIN
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Gross profit (loss)	$(41,244)	$(39,538)	$(60,160)	$(58,917)
Other patient service revenue	(18,631)	(3,230)	(30,101)	(16,853)
Other medical expense	31,176	50,046	113,789	161,229
Medical margin	$(28,699)	$7,278	$23,528	$85,459

RECONCILIATION OF TOTAL OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total operating expense	$538,680	$509,189	$1,729,381	$1,821,113
Medical expense	(426,058)	(410,224)	(1,519,240)	(1,559,372)
Depreciation and amortization	(20,995)	(21,153)	(84,163)	(86,058)
Premium deficiency reserve	(55,414)	(37,927)	(18,749)	(53,698)
Equity-based compensation	(1,099)	(721)	(5,581)	(5,752)
Other	(1)	(10,458)	130	(4,353)
Adjusted operating expense	$35,113	$28,706	$101,778	$111,880